EXHIBIT 10.18
JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF DEFERRED STOCK UNIT AWARD

Grantee’s Name and Address:	Award Number: _________________
Kevin Kennedy	Date of Award: ____________________
________________________________________	Type of Awared: Deferred Stock Units
________________________________________

You (the “Grantee”) have been granted a deferred stock unit award (the “Award”), subject to the terms and conditions of this Notice of Deferred Stock Unit Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Deferred Stock Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of Deferred Stock Units Awarded (the “Units”): 175,000

Vesting Schedule:

The Units are fully vested upon and after the Date of Award.

Settlement of the Award:

Units shall be settled by issuance to the Grantee of shares of Common Stock as provided by Section 4 of the Agreement.

Employment Agreement:

As used in the Agreement, the term “Employment Agreement” means the Employment Agreement entered into between the Grantee and the Company, dated October 1, 2007.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

JDS Uniphase Corporation a Delaware corporation

By:___________________________________
Title:

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 9 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: ______________________                              Signed: ______________________________________

Award Number: __________________

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

DEFERRED STOCK UNIT AWARD AGREEMENT

1.  Issuance of Units. JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Deferred Stock Unit Award (the “Notice”), the Total Number of Deferred Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Deferred Stock Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2.  Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3.  Vesting.

(a)  For purposes of this Agreement and the Notice, the term “vested” shall mean, with respect to any Units, that such Units are not subject to forfeiture to the Company.

(b)  The Units shall be vested in full upon and after the Date of Award, as provided by the Notice.

4.  Conversion of Units and Issuance of Shares.

(a)  Except as otherwise provided in Section 4(b) or Section 4(c) and subject to the tax withholding requirements set forth in Section 7, one (1) share of Common Stock (each a “Share”) shall be issued to the Grantee in settlement of each Unit then subject to the Award on the date which is the first to occur of (i) the second (2nd) anniversary of the Date of Award, (ii) the date on which a “Change of Control” (as defined by the Employment Agreement) is consummated or (iii) the date of the Grantee’s “Separation from Service” within the meaning of Treasury Regulations promulgated pursuant to Code Section 409A (the “Section 409A Regulations”).

(b)  Notwithstanding the foregoing, if Shares would otherwise be issued on account of the Grantee’s Separation from Service on a date on which the Grantee is a “specified employee” (as such term is defined by the Section 409A Regulations), such Shares shall instead be issued on the first (1st) business day of the seventh (7th) calendar month commencing after the date of the Grantee’s Separation from Service or, if earlier, the date of the Grantee’s death following the Grantee’s Separation from Service.

(c)  On the Award Date, one (1) Share shall be issued to the Grantee and simultaneously withheld by the Company pursuant to Section 6(b)(iii) in settlement of that number of Units having a value (as measured by the Fair Market Value of the Shares underling such Units) equal to the Grantee’s Tax Withholding Obligations (as defined in Section 6(b)) arising as a result of the grant to the Grantee of fully vested Units, including such Tax Withholding Obligations which result from the pyramiding of income tax withholding applicable to the issuance of such Shares.

5.  Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

6.  Taxes.

(a)  Generally. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(b)  Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether U.S., federal, state or local, or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i)  By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) or clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(ii)  By Check, Wire Transfer or Other Means. Unless the Grantee is required to satisfy the Tax Withholding Obligation by means of clause (iii) below, at any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

(iii)  By Withholding of Shares. The Company may require the Grantee to satisfy all or any portion of the Tax Withholding Obligations by deducting from the Shares otherwise deliverable to the Grantee in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the Tax Withholding Obligations arise, not in excess of the amount of such Tax Withholding Obligations determined by the applicable minimum statutory withholding rates.

(c)  Right to Retain Shares. The Company may refuse to issue any Shares to the Grantee until the Grantee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to the Grantee, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

7.  Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Agreement and the Award to satisfy or comply with or meet the requirements of Code Section 409A. To the extent the Award is otherwise exempt from Code Section 409A, the Administrator shall not take any action that would cause the Award to become subject to Code Section 409A, and to the extent the Award is subject to Code Section 409A, the Administrator shall not take any action that would cause the Award to fail to satisfy the requirements of Code Section 409A.

8.  Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

9.  Dispute Resolution. The provisions of this Section 9 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Mateo) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10.  Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

11.  No Effect on Terms of Service. Nothing in the Notice, the Agreement, or the Plan shall confer upon the Grantee any right with respect to future deferred stock unit grants or continuation of Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, Grantee’s status is at will. This Award shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

12.  Personal Data. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee for the purpose of managing and administering the Plan, including: name, home address and telephone number, date of birth, social fiscal number, compensation, nationality, job title, any shares of stock held in the Company, details of all awards of equity compensation or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (collectively, “Data”). The Grantee understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, Asia, the United States and/or Canada. The Grantee consents to the collection, use and transfer of Data and authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for: (i) the administration of the Plan; and (ii) the implementation, administration and management of the Grantee’s participation in the Plan, including any requisite transfer to a broker or any other third party with whom the Grantee may elect to deposit any shares of stock acquired as a result of this Award or any portion thereof and/or the subsequent holding of shares of stock on the Grantee’s behalf.

13.   Electronic Documents. The Plan documents, including this Agreement, may be delivered and executed electronically.

END OF AGREEMENT

EXHIBIT A

JDS Uniphase Corporation
Deferred Stock Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued Deferred Stock units (the “Units”) under any existing or subsequently adopted equity incentive plan of JDS Uniphase Corporation or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such equity plan, and in lieu of disposing of my interest,1  if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)
☐	(a) Individuals and/or Charities	% Share
1)	Name____________________________________________________________	_______
Address
2)	Name____________________________________________________________	_______
Address
3)	Name____________________________________________________________	_______
Address
4)	Name____________________________________________________________	_______
Address

☐	(b) Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.
_________________________
1 A married grantee whose Units are community property may dispose only of his or her own interest in the Units. In such cases, the grantee’s spouse may (a) consent to the grantee’s designation by signing the Spousal Consent or (b) designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

☐	(c) Living Trust

_____________________________________________ (or any successor), as Trustee of the
(print name of present trustee)

_____________________________________ Trust, dated ___________________________
(print name of trust)               (fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)
☐	(a) Individuals and/or Charities	% Share
1)	Name____________________________________________________________	_______
Address
2)	Name____________________________________________________________	_______
Address
3)	Name____________________________________________________________	_______
Address
4)	Name____________________________________________________________	_______
Address

☐	(b) Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐	(c) Living Trust

_____________________________________________ (or any successor), as Trustee of the
(print name of present trustee)

_____________________________________ Trust, dated ___________________________
(print name of trust)                 (fill in date trust was established)

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective until I file another such designation with JDS Uniphase Corporation. Any previous Beneficiary Designations are hereby revoked.

Submitted by: ☐Grantee ☐Grantee’s Spouse ____________________________________________________ (Signature) Date: _______________________________________________________	Accepted by: JDS Uniphase Corporation By: ______________________________ Its: ______________________________ Date: _____________________________

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

______________________________________
(Signature of Spouse)

Date: _______________________________________

Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.
_________________________________________
(Signature of Spouse)

Date: __________________________________________